UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

VIRGINIA NATIONAL BANKSHARES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-40305	46-2331578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

404 People Place
Charlottesville, Virginia		22911
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (434) 817-8621

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VABK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2026, the Board of Directors of Virginia National Bankshares Corporation (the “Company”) appointed Robert Lee Burrows, Jr. as a director of the Company, effective February 25, 2026. He has also been appointed as a director of the Company’s wholly-owned subsidiary bank, Virginia National Bank. He will be compensated in the same manner as other non-employee directors of the Company as described in the Company’s proxy statement filed in connection with the 2025 annual meeting of shareholders. As of the date of this report, Mr. Burrows has not been appointed to any committee of the Board of Directors of the Company.

A copy of the press release announcing Mr. Burrows’s appointment to the Boards of Directors of the Company and Virginia National Bank is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated February 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA NATIONAL BANKSHARES CORPORATION

Date:	February 5, 2026	By:	/s/ Cathy W. Liles
Cathy W. Liles Executive Vice President and Chief Financial Officer